Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Encorium Group, Inc. on Form S-8 (File Numbers 333-139337, 333-138305 and 333-115737) and Registration Statements on Form S-3 (File Numbers 333-139628, 333-44096 and 333-143576) of our report dated April 24, 2009, relating to the financial statements and financial statement schedule of Encorium Group, Inc., appearing in this Annual Report on Form 10-K of Encorium Group, Inc. for the year ended December 31, 2008.

DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

April 24, 2009